Exhibit 99.1

Press Release	Source: Occam Networks Inc.

Occam Networks Announces Third Quarter Results

Company Posts Year-to-Date Revenue Growth of 17%

over First Three Quarters of 2006

SANTA BARBARA, Calif. – November 13, 2007 – Occam Networks Inc. (NASDAQ: OCNW), a supplier of innovative Ethernet and IP-based loop carrier equipment to telecommunications service providers, today reported results for the third quarter of 2007, which ended September 30, 2007.  The company reported quarterly revenue of $15.7 million.  Third quarter 2007 revenues represented a decrease of 19 percent over the second quarter of 2007, and a 25 percent decrease over the same third quarter of 2006.   Revenues for the first nine months of 2007 were $53.9 million, a 17 percent increase over the same nine months for 2006. Net loss for the third quarter of 2007 was $4.9 million as compared to $946,000 for the second quarter of 2007 and net income of $1.6 million for the third quarter of 2006.  Net loss for the first nine months of 2007 was $5.8 million as compared to $3.9 million for the same period in 2006.  Loss per share for the third quarter of 2007 was $0.25 as compared to $0.05 for the second quarter of 2007 and basic earnings per share of $0.22 and diluted earnings per share of $0.09 for the third quarter of 2006.  Loss per share for the first nine months of 2007 was $0.29 as compared to $0.55 for the same period in 2006.

“It was a challenging quarter for Occam on many fronts,” said Bob Howard-Anderson, president and CEO of Occam Networks. “The market proved challenging, as customers delayed purchasing decisions and shifted their investment decisions from copper to fiber access lines.  We are pleased that we concluded our restatement and are now current in all of our required SEC filings.”

“Continuing our double digit new customer capture rate, we grew our customer base to 258 telephone service providers,” added Howard-Anderson. “We see our recent acquisition of certain assets of Terawave Communications, a leading PON provider, as positioning us for the shift we are seeing from copper to fiber access networks.”

OCCAM CONFERENCE CALL SCHEDULED TO REPORT Q3 2007 FINANCIAL RESULTS

Starting at 4:30 p.m. EDT (1:30 p.m. PDT) on November 13, 2007, Occam Networks will conduct a conference call to report the results for Q3 2007. The call, which will be open to the public, can be accessed by dialing 1-866-631-5267 (for U.S. callers) and 706-643-9313 (for international callers) and tell the operator you are participating in the Occam Networks conference call with Conference ID # 23671918.  Callers will be put on hold until Mr. Howard-Anderson and Mr. Farrell join the call. The first portion of the call will include a presentation of financial information for Q3 2007. Mr. Howard-Anderson and Mr. Farrell will then briefly answer questions.

For those unable to listen at the designated time, a recording of the call will be made available on the Occam Networks Web site (www.occamnetworks.com) for one year after the call is completed.

Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this press release. Our GAAP results have been adjusted to exclude stock-based compensation charges associated with the issuance of stock options in addition to the beneficial conversion feature on Series A-2 preferred stock and warrants. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance and our prospects for the future. Specifically, we believe non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since we have historically reported non-GAAP measures to the investment community, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with generally accepted accounting principles. A reconciliation of GAAP to non-GAAP net loss is included below.

Cautionary Note Concerning Forward Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws, including statements about the outlook for the Company’s business, customer purchasing decisions, the shift from copper to fiber access lines, new customer growth rates, and the Terawave acquisition.  Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those indicated in forward-looking statements. Risks and uncertainties that could affect the Company’s business, revenues, results of operations, and financial condition include the following: the recently-concluded restatement could have an adverse effect on the Company’s relationships with customers and customer prospects; the restatement presents risks of litigation and governmental or other regulatory inquiries or proceedings arising out of matters related to the restatement, including risks associated with litigation already initiated against the Company; any inability to remedy on a timely basis the Company’s internal control deficiencies could have an adverse effect on the reliability of the Company’s financial statements as well as on its business, results of operations, and financial condition; the Company’s revenues and operating results have varied substantially on a quarter-to-quarter basis in the past and are likely to continue to vary in the future based, among other factors, on levels of customer demand for the Company’s products, capital investment trends in the telecommunications industry, the size and timing of orders the Company receives, and potentially substantial delays from the time the Company receives orders until the Company may recognize revenue under applicable revenue recognition rules. Any forward-looking statements the Company may make should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Please also refer to the Company’s Annual Report on Form 10-K and the Quarterly Reports on 10-Q filed on October 16, 2007, as well as the Company’s future filings with the SEC, for other important risk factors that could cause the Company’s actual results to differ materially from those contained in any forward-looking statements.

About Occam Networks, Inc.

Occam Networks’ broadband loop carrier (BLC) solutions enable telecommunications and other service providers to offer voice, video, and data, or Triple Play, services over both copper and fiber optic networks. Occam solutions give telco service providers flexibility and scalability to continuously expand their offerings, with a simplicity of service deployment. For more information, please visit www.occamnetworks.com.

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Contact:

Chris Farrell Occam Networks Inc. +1 805.692.2900 cfarrell@occamnetworks.com	Tim Johnson Stearns Johnson Communications +1 415.397.7600 tjohnson@stearnsjohnson.com

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks, Inc in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.

OCCAM NETWORKS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$43,262	$59,219
Restricted cash	9,008	4,378
Accounts receivable, net	13,891	10,736
Inventories, net	10,870	10,435
Prepaid and other current assets	5,912	933
Total current assets	82,943	85,701
Property and equipment, net	8,636	1,766
Other assets	321	291
Total assets	$91,900	$87,758
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,552	$7,687
Accrued expenses	8,743	3,899
Deferred sales	9,288	8,029
Current portion of long-term debt	12	—
Total current liabilities	27,595	19,615
Long-term debt	56	—
Total liabilities	27,651	19,615
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 250,000 shares authorized; 19,765 and 19,713 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	288	288
Additional paid-in capital	178,876	176,947
Warrants	331	331
Accumulated deficit	(115,246)	(109,423)
Total stockholders’ equity	64,249	68,143
Total liabilities and stockholders’ equity	$91,900	$87,758

OCCAM NETWORKS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2007	June 30, 2007	September 24, 2006	September 30, 2007	September 24, 2006
			Restated(1)		Restated(1)
Sales	$15,660	$19,237	$20,775	$53,884	$46,028
Cost of sales	9,959	12,125	12,998	34,054	28,676
Gross margin	5,701	7,112	7,777	19,830	17,352
Operating expenses:
Research and product development	3,245	3,040	2,269	8,985	7,147
Sales and marketing	3,728	3,591	2,834	10,779	7,669
General and administrative	4,218	2,211	1,118	8,030	3,031
Total operating expenses	11,191	8,842	6,221	27,794	17,847
Income (loss) from operations	(5,490)	(1,730)	1,556	(7,964)	(495)
Interest income, net	584	784	61	2,141	66
Income (loss) before provision for income taxes	(4,906)	(946)	1,617	(5,823)	(429)
Provision for income taxes	—	—	13	—	25
Net income (loss)	(4,906)	(946)	1,604	(5,823)	(454)
Beneficial conversion feature	—	—	—	—	(3,437)
Net income (loss) attributable to common stockholders	$(4,906)	$(946)	$1,604	$(5,823)	$(3,891)
Net income (loss) per share attributable to common stockholders:
Basic	$(0.25)	$(0.05)	$0.22	$(0.29)	$(0.55)
Diluted	$(0.25)	$(0.05)	$0.09	$(0.29)	$(0.55)
Weighted average shares attributable to common stockholders:
Basic	19,765	19,765	7,279	19,756	7,104
Diluted	19,765	19,765	16,909	19,756	7,104
Stock-based compensation included in:
Cost of sales	$71	$21	$65	$194	$183
Research and product development	164	142	198	542	522
Sales and marketing	144	73	159	422	316
General and administrative	110	127	118	407	243
Total stock-based compensation	$489	$363	$540	$1,565	$1,264

(1)   See Notes 2, “Restatement of Consolidated Financial Statements,” of the Notes to Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, respectively, each of which we filed with the SEC on October 16, 2007.

OCCAM NETWORKS, INC. AND SUBSIDIARY

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2007	June 30, 2007	September 24, 2006	September 30, 2007	September 24, 2006
			Restated(1)		Restated(1)
Sales	$15,660	$19,237	$20,775	$53,884	$46,028
Cost of sales	9,888	12,104	12,933	33,860	28,493
Gross margin	5,772	7,133	7,842	20,024	17,535
Operating expenses:
Research and product development	3,081	2,898	2,071	8,443	6,625
Sales and marketing	3,584	3,518	2,675	10,357	7,353
General and administrative	4,108	2,084	1,000	7,623	2,788
Total operating expenses	10,773	8,500	5,746	26,423	16,766
Non-GAAP income (loss) from operations	(5,001)	(1,367)	2,096	(6,399)	769
Interest income, net	584	784	61	2,141	66
Non-GAAP income (loss) before provision for income taxes	(4,417)	(583)	2,157	(4,258)	835
Provision for income taxes	—	—	13	—	25
Non-GAAP net income (loss)	$(4,417)	$(583)	$2,144	$(4,258)	$810

Reconciliation of non-GAAP net income (loss) to GAAP net income (loss) attributable to common stockholders:
Non-GAAP net income (loss)	$(4,417)	$(583)	$2,144	$(4,258)	$810
Non-GAAP exclusions:
Stock-based compensation	489	363	540	1,565	1,264
Beneficial conversion feature on Series A-2 preferred stock and warrants	—	—	—	—	(3,437)
GAAP net income (loss) attributable to common stockholders	$(4,906)	$(946)	$1,604	$(5,823)	$(3,891)

(1)   See Notes 2, “Restatement of Consolidated Financial Statements,” of the Notes to Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, respectively, each of which we filed with the SEC on October 16, 2007.